Exhibit 10.20

ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT (the “Assignment”) is made effective as of this 6th day of June, 2006, by and between APPLE SIX HOSPITALITY TEXAS, L.P., a Virginia limited partnership (the “Assignor”), and APPLE SEVEN HOSPITALITY TEXAS, L.P., a Virginia limited partnership (the “Assignee”).

RECITALS

A. The Assignor and BMC Hotel Property, Ltd. (“Seller”), have executed a Purchase Contract dated June 21, 2005 (the “Contract”) whereby Seller agreed to sell, and the Assignor agreed to purchase, certain real property located in Brownsville, Texas, and more particularly described in the Contract.

B. The Assignor now desires to assign its rights under the Contract to the Assignee.

WITNESSETH

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) cash in hand paid, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment. The Assignor hereby assigns and conveys to Apple Texas all of its right, title and interest in, to and under the Contract.

2. Assumption. The Assignee hereby assumes and agrees to perform all of the Assignor’s obligations under the Contract.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day first above written.

ASSIGNOR:

APPLE SIX HOSPITALITY TEXAS, L.P., a
Virginia limited partnership

By Apple Six Texas General, Inc., its general partner

By:	/s/ Justin G. Knight
Name:	Justin G. Knight
Title:	President

ASSIGNEE:

APPLE SEVEN HOSPITALITY TEXAS, L.P., a
Virginia limited partnership

By Apple Seven Texas General, Inc., its general partner

By:	/s/ Justin G. Knight
Name:	Justin G. Knight
Title:	President